UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               FORM 8-K

                            CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 29, 2003

           CareDecision Corporation. (OTCBB: CDED)
     (Exact name of Registrant as specified in charter)


            Nevada               000-33187           91-2105842
(State or other jurisdiction    (Commission       (I.R.S. Employer
       of incorporation)        File Number)       Identification)


2660 Townsgate Road, Suite 300, Westlake Village, CA      91361
      (Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code: (805) 446-1973


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ITEM 9. REGULATION FD DISCLOSURE

     CareDecision Corp. [OTCBB: CDED] is in discussions with a media and commercial satellite broadcast concern for a series of revenue-generating agreements covering the product sale, marketing, service and additional projects based on its SateLink Satellite Wi-Fi technologies. CareDecision's SateLink provides wireless satellite communication, programming and data integration, and e-transaction processing applications, all through Wi-Fi and satellite-enabled PDAs.

     "We have been in discussions over the past four months with a media company concerning a series of agreements related to the marketing, servicing and additional projects based on our Satelink technologies. The functionality of the product for this contemplated joint venture has been determined and the intellectual properties secured. Recently, we reached a stage in our talks where it is prudent to offer a short exclusive negotiating period in an effort to conclude a prompt and successful conclusion," said Robert Cox, CareDecision Chairman. The Company expects to have more to report in coming days.


Date: January 15, 2004.


CareDecision Corporation


/s/ Keith Berman
----------------
Keith Berman, CFO


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